UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2018

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2018, TechTarget, Inc. (the “Company”) issued a press release announcing that Kevin Beam, President of the Company, will retire effective July 24, 2018 (the “Separation Date”). A copy of the press release is furnished as Exhibit 99.1 to this report. The Company does not intend to seek a replacement for the position of President. In connection with Mr. Beam’s retirement, the Company executed a Transition, Separation, and Release Agreement (the “Agreement”) with Mr. Beam, which provides that during his transition and until the Separation Date, Mr. Beam will continue to receive his base salary, compensation for reimbursable business expenses, and employee benefits and, between the Separation Date and December 31, 2018, Mr. Beam will receive severance benefits comprised of (i) his base salary paid in installments corresponding to the Company’s regular payroll dates, policies, and practices, (ii) continuation of his and his eligible dependents’ healthcare benefits, and (iii) accelerated vesting of all unvested equity-based awards. (The unvested equity-based awards held by Mr. Beam on the Separation Date will be forfeited retroactively if he subsequently revokes his acceptance of the Agreement.)

Pursuant to the terms of the Agreement, Mr. Beam will not be entitled to any bonus payment under the 2018 Executive Incentive Bonus Plan and has agreed that he will not, for a period of twelve (12) months following the Separation Date, acquire debt or equity securities of the Company for his own beneficial ownership or as part of a group (as defined under the securities laws of the United States) representing more than (a) 1% of the Company’s outstanding common stock or (b) 5% of the Company’s outstanding debt securities. The Agreement also includes customary covenants regarding confidentiality of information, non-competition, and non-disparagement.

The above summary of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Transition, Separation, and Release Agreement dated July 12, 2018
99.1	Press Release of TechTarget, Inc. dated July 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: July 12, 2018	By:	/s/ Charles D. Rennick
Charles D. Rennick
Vice President & General Counsel